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                                                          Exhibit 99.12

                                STOCKHOLDER AGREEMENT

         STOCKHOLDER AGREEMENT (this "Agreement"), dated as of June 8, 1997, by and between ATLAS COPCO NORTH AMERICA INC., a Delaware corporation ("Parent"), CHASE NOMINEES (GUERNSEY) LIMITED, a Guernsey (Channel Islands) corporation, and ARLINGTON LIMITED, BALLET LIMITED, DENARY LIMITED, EQUIPMENT RENTAL LIMITED, EQUITY PEA LIMITED, EQUITY PEB LIMITED, EQUITY PEC LIMITED, EQUITY PED LIMITED, FLEET EQUITY LIMITED, FREEPORT LIMITED, GLEAM LIMITED, HIGHLANDS LIMITED, INVESTCORP INVESTMENT EQUITY LIMITED, LAPORTE LIMITED, NOBLE LIMITED, OUTRIGGER LIMITED, PLANO LIMITED, QUILL LIMITED, RADIAL LIMITED, SHORELINE LIMITED, RENTAL HOLDINGS LIMITED, RENTAL EQUITY LIMITED, PRIME HOLDINGS LIMITED, PRIME EQUITY LIMITED, PE INVESTMENTS LIMITED, PE HOLDING LIMITED, NEW PRIME INVESTMENTS LIMITED, NEW PRIME EQUITY LIMITED, EQUIPMENT INVESTMENTS LIMITED, EQUIPMENT HOLDINGS LIMITED, EQUIPMENT EQUITY LIMITED, and ZINNIA LIMITED (each a Cayman Islands corporation and together with Chase Nominees (Guernsey) Limited each referred to as an "International Investor," and, collectively, the "International Investors").

                                 W I T N E S S E T H:

         WHEREAS, concurrently herewith, Parent, PS Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Newco"), and Prime Service, Inc., a Delaware corporation (the "Company"), will enter into an Agreement and Plan of Merger of even date herewith (as such agreement may be amended from time to time, the "Merger Agreement"; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement), pursuant to which (and subject to the terms and conditions specified therein) Newco will be merged with and into the Company, with the Company continuing as the surviving corporation and as a wholly owned subsidiary of Parent (the "Merger"), whereby each share of common stock, par value $0.01 per share, of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time of the Merger will be converted into the right to receive the Merger Consideration, other than (i) shares of Company Common Stock owned, directly or indirectly, by the Company or any subsidiary of the Company or by Parent, Newco or any other Affiliate of Parent and (ii) Dissenting Shares; and

         WHEREAS, as a condition to Parent and Newco entering into the Merger Agreement, Parent requires that each International Investor enter into, and each International Investor has agreed to enter into, this Agreement with Parent;

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         NOW, THEREFORE, in consideration of the representations and warranties and covenants set forth herein and in the Merger Agreement, Parent and the International Investors, each intending to be legally bound, hereby agree as follows:

    1. Representations and Warranties of the International Investors. Each International Investor hereby represents and warrants to Parent as follows:

         1.1 Organization; Authorization; Validity of Agreement. Such International Investor is a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by such International Investor and the consummation by such International Investor of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of such International Investor and no other corporate proceedings on the part of such International Investor are necessary to authorize this Agreement or any of the transactions contemplated hereby. This Agreement has been duly executed and delivered by such International Investor and constitutes a valid and binding obligation of such International Investor enforceable against such International Investor in accordance with its terms, except that (a) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         1.2 Consents and Approvals; No Violations. The execution, delivery and performance of this Agreement by such International Investor shall not
(a) conflict with or result in any breach of the certificate of incorporation, by-laws or other corporate organizational documents of such International Investor, (b) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such International Investor is a party or by which such International Investor or any of its properties or assets is bound or affected or (c) violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to such International Investor or any of its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any state, federal or foreign public body or authority is required by or with respect to such International Investor in connection with the execution and delivery of this Agreement by such International Investor or the consummation by such International Investor of any of the transactions contemplated by this Agreement.

         1.3 Ownership of International Shares. (a) Such International Investor is the record and/or beneficial owner of that number of shares of Company Common Stock set forth opposite such International Investor's name on Annex 1 attached hereto (such shares hereinafter referred to as the "Existing Shares," and together with any shares of Company Common Stock acquired of record or beneficially by such International Investor in any

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capacity after the date hereof and prior to the termination hereof, whether upon exercise of options, conversion of convertible securities, purchase, exchange or otherwise, referred to as the "International Shares").

              (b) On the date hereof, the Existing Shares constitute all of the outstanding shares of Company Common Stock owned of record and/or beneficially by such International Investors.

              (c) Such International Investor has sole power of disposition with respect to all of the Existing Shares owned by it and sole voting power with respect to the matters set forth in Section 3.1 hereof and sole power to demand dissenter's or appraisal rights, in each case with respect to all of the Existing Shares owned by it with no restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement.

              (d) Such International Investor will have sole power of disposition with respect to shares of Company Common Stock other than Existing Shares, if any, which become beneficially owned by such International Investor and will have sole voting power with respect to the matters set forth in Section 3.1 hereof and sole power to demand dissenter's or appraisal rights, in each case with respect to all such shares, if any, which become beneficially owned by such International Investor with no restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement.

         1.4 No Encumbrances. The Existing Shares and the certificates representing such shares are now, and the International Shares and the certificates representing such shares at all times during the term hereof will be, held by such International Investor, free and clear of all claims, liens, charges, security interests, proxies, voting trusts or agreements, understandings or arrangements and any other encumbrances of any kind or nature whatsoever, except as otherwise provided in this Agreement.

         1.5 Brokers and Intermediaries. No broker, investment banker, financial adviser or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such International Investor.

         1.6 Reliance. Such International Investor understands and acknowledges that Parent and Newco are entering into the Merger Agreement in reliance upon such International Investor's execution and delivery of this Agreement with Parent.

    2. Representations and Warranties of Parent. Parent hereby represents and warrants to the International Investors as follows:

         2.1 Organization; Authorization; Validity of Agreement. Parent is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by Parent and the

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consummation by Parent of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or any of the transactions contemplated hereby. This
Agreement has been duly executed and delivered by Parent and constitutes a valid and binding obligation of Parent enforceable against Parent in accordance with its terms, except that (a) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         2.2 Consents and Approvals; No Violations. The execution, delivery and performance of this Agreement by Parent shall not (a) conflict with or result in any breach of the certificate of incorporation or by-laws of Parent, (b) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Parent is a party or by which Parent or any of its properties or assets is bound or affected or (c) violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to Parent or any of Parent's properties or assets. Except as provided in the Merger Agreement, no consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any state, federal or foreign public body or authority is required by or with respect to Parent in connection with the execution and delivery of this Agreement by Parent or the consummation by Parent of any of the transactions contemplated by this Agreement.

    3.   Agreement to Vote; Proxy.

         3.1 Voting. Each International Investor hereby agrees that, until the Termination Date (as defined in Section 9), at any meeting of the stockholders of the Company, however called, or in connection with any written consent of the stockholders of the Company, such International Investor shall vote (or cause to be voted) the International Shares held of record or beneficially by such party (a) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance hereof and thereof; (b) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or this Agreement; and (c) except as specifically requested in writing by Parent in advance, against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company; (ii) a sale, lease or transfer of a material amount of assets of the Company or reorganization, recapitalization, dissolution or liquidation of the Company; (iii)(A) any change in the majority of the board of directors of the Company; (B) any material change in the present capitalization of the Company or any amendment of the Company's Certificate of Incorporation or By-Laws; (C) any other material change in the

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Company's corporate structure or business; or (D) any other action which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Offer, the Merger or the transactions contemplated by the Merger Agreement or this Agreement or the contemplated economic benefits of any of the foregoing. No International Investor shall enter into any agreement or understanding with any person or entity prior to the Termination Date to vote or give instructions after the Termination Date in any manner inconsistent with clauses (i), (ii) or (iii) of the preceding sentence.

         3.2 PROXY. EACH INTERNATIONAL INVESTOR WHICH IS A RECORD OR BENEFICIAL OWNER OF ANY OF THE INTERNATIONAL SHARES, HEREBY GRANTS TO, AND APPOINTS, PARENT AND MARK COHEN, EXECUTIVE VICE PRESIDENT OF PARENT, AND SIXTEN NORDMARK, GENERAL COUNSEL OF PARENT, IN THEIR RESPECTIVE CAPACITIES AS OFFICERS OF PARENT, AND ANY INDIVIDUAL WHO SHALL HEREAFTER SUCCEED TO ANY SUCH OFFICE OF PARENT, AND ANY OTHER DESIGNEE OF PARENT, EACH OF THEM INDIVIDUALLY, SUCH INTERNATIONAL INVESTOR'S IRREVOCABLE (UNTIL THE TERMINATION DATE) PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE THE INTERNATIONAL SHARES AS INDICATED IN SECTION 3.1 ABOVE. EACH INTERNATIONAL INVESTOR INTENDS THIS PROXY TO BE IRREVOCABLE (UNTIL THE TERMINATION DATE) AND COUPLED WITH AN INTEREST AND WILL TAKE SUCH FURTHER ACTION AND EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY SUCH INTERNATIONAL INVESTOR WITH RESPECT TO THE INTERNATIONAL SHARES.

    4. Certain Covenants of the International Investors. Except in accordance with the terms of this Agreement, Each International Investor hereby agrees as follows:

         4.1 Tender of International Shares. Each International Investor agrees to tender and sell to Newco all of the International Shares pursuant to and in accordance with the terms of the Offer. Each International Investor agrees that such party shall deliver to the depositary for the Offer, no later than the fifth Business Day (as defined below) following the commencement of the Offer pursuant to Section 1.01 of the Merger Agreement, a letter of transmittal together with any and all certificates representing the International Shares owned by it. Notwithstanding any term of the Offer to the contrary, each International Investor agrees not to withdraw any International Shares tendered into the Offer pursuant to this Section 4.1 during the term of this Agreement. Each International Investor hereby acknowledges and agrees that Newco's obligation to accept for payment and pay for the International Shares in the Offer is subject to the terms and conditions of the Offer. Each International Investor hereby permits Parent and Newco to publish and disclose in the Offer Documents (including, without limitation, all documents and schedules filed with the SEC), the identity of the International Investors and the nature of their commitments, arrangements and understandings under this Agreement. Notwithstanding anything in this
Section 4.1 to the contrary, the foregoing shall not restrict any director, officer or employee of an International Investor who is also a director of the Company from taking actions in such person's capacity as a director of the Company to the extent and in the circumstances

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permitted by Section 6.07 of the Merger Agreement.  For purposes of this
Agreement, "Business Day" shall mean a day on which banks are not required or authorized to be closed in the City of New York.

         4.2 No Solicitation. Prior to the Termination Date, no International Investor shall (directly or indirectly through advisors, agents or other intermediaries, nor shall such International Investor authorize or permit any of their officers, directors, agents, representatives or advisors to (a) solicit, initiate or take any action knowingly to facilitate the submission of inquiries, proposals or offers from any Person (other than Parent or any of its affiliates) relating to any Transaction Proposal or (b) enter into or participate in any discussions or negotiations regarding any of the foregoing, or furnish to any other Person any information with respect to the business, properties or assets or any of the foregoing, or otherwise cooperate in any way with, or knowingly assist or participate in, facilitate or encourage, any effort or attempt by any other Person (other than Parent or any of its affiliates) to do or seek any of the foregoing; provided, however, that the foregoing shall not restrict any director, officer or employee of an International Investor who is also a director of the Company from taking actions in such person's capacity as a director of the Company to the extent and in the circumstances permitted by Section 6.07 of the Merger Agreement. If an International Investor receives any such inquiry or proposal, then such International Investor shall promptly inform Parent of the terms and conditions, if any, of such inquiry or proposal and the identity of the person making it. Each International Investor will immediately cease and cause its advisors, agents and other intermediaries to cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing, and shall use its reasonable best efforts to cause any such parties in possession of confidential information about the Company that was furnished by or on behalf of the Company to return or destroy all such information in the possession of any such party or in the possession of any agent or advisor of such party.

         4.3 Restriction on Transfer, Proxies and Non-Interference; Restriction on Withdrawal. Prior to the Termination Date, no International Investor shall directly or indirectly: (a) except pursuant to the terms of the Offer and the Merger Agreement, and to Parent pursuant to this Agreement, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, enforce or permit the execution of the provisions of any redemption agreement with the Company or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, or other disposition of, or exercise any discretionary powers to distribute, any or all of the International Shares owned by it or any interest therein; (b) except as contemplated hereby, grant any proxies or powers of attorney with respect to any International Shares, deposit any International Shares into a voting trust or enter into a voting agreement with respect to any International Shares; or (c) take any action that would make any representation or warranty of any International Investor contained herein untrue or incorrect or have the effect of preventing or disabling any International Investor from performing its obligations under this Agreement.

         4.4 Waiver of Appraisal and Dissenter's Rights. Each International Investor hereby waives any rights of appraisal or rights to dissent from the Merger that such International Investor may have.

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    5.   Third Party Business Combination; Remedy.

         (a)(i)  If the Merger Agreement is terminated in accordance with
Section 8.01(e) or Section 8.01(f) of the Merger Agreement, and, upon or following any such termination, any International Investor receives from any Person (other than Parent, Newco or any of their affiliates) any cash or non-cash consideration in an amount greater than $32.00 per share (the "Third Party Consideration") in respect of all or any portion of the International Shares in connection with or following any public announcement of a Third Party Business Combination (as defined below) during the period commencing on the date hereof and ending twelve months from the date the Merger Agreement is terminated (provided that the contract or agreement relating to such Third Party Business Combination was entered into within six months after the Merger Agreement is terminated), then such International Investor shall within two (2) Business Days of receipt thereof pay to Parent or its designee an aggregate amount equal to one hundred percent (100%) of (A) the excess of
(1) the Third Party Consideration up to and including $36.00 over (2) $32.00 multiplied by (B) the number of International Shares with respect to which such Third Party Consideration was received, or

         (ii) if any International Investor receives from Parent, Newco or any of their affiliates any cash or non-cash consideration pursuant to the Offer or otherwise in an amount greater than $32.00 per share (the "Alternate Consideration") in respect of all or any portion of the International Shares owned by it following any public announcement of a Third Party Business Combination (as defined below) during the period commencing on the date hereof and ending twelve months from the date of such public announcement, then such International Investor shall within two (2) Business Days of receipt thereof pay to Parent or its designee an aggregate amount equal to
(A) one hundred percent (100%) of the excess of (1) the Alternate Consideration up to and including $34.00 over (2) $32.00; and (B) fifty percent (50%) of the excess, if any, of (1) the Alternate Consideration up to and including $36.00 over (2) $34.00; in each case multiplied by the number of International Shares with respect to which such Alternative Consideration was received;

provided that, in each case, (x) if the consideration received by an International Investor shall be securities listed on a national securities exchange or traded on the NASDAQ National Market ("NASDAQ"), the per share value of such consideration shall be equal to the closing price per share listed on such national securities exchange or NASDAQ on the date such transaction is consummated and (y) if the consideration received by an International Investor shall be in a form other than such listed securities, the per share value shall be determined in good faith as of the date such transaction is consummated by Parent or its designee and such International Investor, or, if Parent or its designee and such International Investor cannot reach agreement, by a nationally-recognized investment banking firm reasonably acceptable to the parties. The term "Third Party Business Combination" with respect to the Company means the occurrence of any of the following events: (i) the Company or any subsidiary of the Company whose assets constitute twenty percent (20%) or more of the Company's consolidated assets is acquired by merger or otherwise by any person or group, other than Parent or any affiliate thereof (a "Third Party"); (ii) the Company or any subsidiary of the Company enters into an agreement with a Third Party which contemplates the acquisition of twenty percent (20%) or more of the total assets of the Company and its subsidiaries, taken

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as a whole; (iii) the Company, or any International Investor enters into a merger or other agreement with a Third Party which contemplates the acquisition of more than twenty percent (20%) of the outstanding shares of Company Common Stock; or (iv) a Third Party acquires more than twenty percent (20%) of the outstanding Company Common Stock.

         (b) If, within one hundred eighty (180) days after the acquisition by Parent, Newco or any of their affiliates (the "Acquiring Company") of the International Shares for an amount greater than $32.00 per share (as contemplated by Section 5(a)(ii)), the Acquiring Company sells all or substantially all of the outstanding shares of capital stock or assets of the Company, then the Acquiring Company shall within two (2) Business Days of receipt thereof pay to each International Investor or its designees an amount equal to the excess of the sales proceeds received by the Acquiring Company in connection with such sale attributable to the percentage ownership interest in the Company represented by the International Shares purchased by the Acquiring Company from such International Investor over the aggregate price paid by the Acquiring Company to such International Investor for such International Shares.

    6. Further Assurances. From time to time, at any other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

    7. Certain Events. Each International Investor agrees that this Agreement and the obligations hereunder shall attach to all International Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such International Shares shall pass, whether by operation of law or otherwise.

    8. Stop Transfer. Each International Investor agrees with, and covenants to Parent that it shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the International Shares.

    9. Termination. The obligations of each International Investor under Sections 3, 4.1, 4.2 , 4.3 and 8.1 shall terminate upon the first to occur of
(a) the Effective Time of the Merger and (b) the date the Merger Agreement is terminated in accordance with its terms (such earlier date being the "Termination Date"). Except as set forth in this Section 9, all other agreements and obligations of the parties hereto shall survive the Effective Time of the Merger and/or the Termination Date, as applicable, and in the case of Section 5 hereof, to the extent set forth in such section.

    10.  Miscellaneous.

         10.1 Entire Agreement; Assignment. This Agreement (a) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (b) shall not be assigned by operation of law or

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otherwise without the prior written consent of the other parties, provided that Parent may assign, in its sole discretion, its rights and obligations hereunder to any affiliate of Parent, but no such assignment shall relieve Parent of its obligations hereunder if such assignee does not perform such obligations.

         10.2 Amendments. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto.

         10.3 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

         (a)  if to Parent,to

              Atlas Copco North America Inc.
              1211 Hamburg Turnpike
              Suite 214
              Wayne, New Jersey  07470
              Telephone: (973) 633-8600
              Telecopy:  (973) 633-9722

              Attention: Mr. Mark Cohen

              with a copy to

              Winthrop, Stimson, Putnam & Roberts
              One Battery Park Plaza
              New York, New York  10004-1490
              Telephone: (212) 858-1000
              Telecopy:  (212) 858-1500

              Attention: Stephen R. Rusmisel, Esq.

         (b)  if to the International Investors or any of them, to

              c/o Investcorp Management Services Limited
              P.O. Box 5430
              Investcorp House
              Manama, Bahrain

              Telephone: 011 973 532 000
              Telecopy:  011 973 530 816


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              Attention: H. Richard Lukens, III

              with a copy to:

              Gibson, Dunn & Crutcher LLP
              200 Park Avenue
              New York, New York  10166-0193
              Telephone: (212) 351-4000
              Telecopy:  (212) 351-4035

              Attention: E. Michael Greaney, Esq.

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

         10.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         10.5 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.

         10.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same Agreement.

         10.7 Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         10.8 Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

         10.9 Definitions.  For purposes of this Agreement:

         (a) "beneficially own" or "beneficial ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement,

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arrangement or understanding, whether or not in writing.  Without duplicative counting of the same securities by the same holder, securities beneficially owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" as described in
Section 13(d)(3) of the Exchange Act.

         (b) "Person" shall mean an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or other entity.

         (c) In the event of a stock dividend or distribution, or any change in the Company Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "International Shares" shall be deemed to refer to and include the International Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the International Shares may be changed or exchanged.

         10.10 Stockholder Capacity. Notwithstanding anything herein to the contrary, no person who is a director, officer or employee of an International Investor who is, or becomes during the term hereof, a director of the Company makes any agreement or understanding herein in his or her capacity as such director, and the agreements set forth herein shall in no way restrict any director in the exercise of his or her fiduciary duties as a director of the Company. Each International Investor has executed this Agreement solely in its capacity as the record and/or beneficial holder of International Shares.

            [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

ARLINGTON LIMITED                    BALLET LIMITED

By: /s/                              By: /s/ H. Richard Lukens III
    --------------------------------     ---------------------------------
    Name:  Martonmere Services Ltd.      Name: H. Richard Lukens III
    Title: Director                      Title: Authorized Signatory


CHASE NOMINEES (GUERNSEY)            DENARY LIMITED
 LIMITED


By: /s/ A. Williams                  By: /s/ H. Richard Lukens III
    --------------------------------     ---------------------------------
    Name: A. Williams                    Name: H. Richard Lukens III
    Title: Secretary                     Title: Authorized Signatory

EQUIPMENT RENTAL LIMITED             EQUITY PEA LIMITED



By: /s/ Sydney J. Coleman            By: /s/ Sydney J. Coleman
    --------------------------------     ---------------------------------
    Name: Sydney J. Coleman              Name: Sydney J. Coleman
    Title: The Director Ltd. Director    Title: The Director Ltd. Director

EQUITY PEB LIMITED                   EQUITY PEC LIMITED



By: /s/ Sydney J. Coleman            By: /s/ Sydney J. Coleman
    --------------------------------     ---------------------------------
    Name: Sydney J. Coleman              Name: Sydney J. Coleman
    Title: The Director Ltd. Director    Title: The Director Ltd. Director

EQUITY PED LIMITED                   FREEPORT LIMITED



By: /s/ Sydney J. Coleman            By: /s/
    --------------------------------     ---------------------------------
    Name: Sydney J. Coleman              Name: Martonmere Services Ltd.
    Title: The Director Ltd. Director    Title: Director

GLEAM LIMITED                        HIGHLANDS LIMITED



By: /s/ H. Richard Lukens III        By: /s/ H. Richard Lukens III
    ------------------------------       -------------------------------
    Name: H. Richard Lukens III          Name: H. Richard Lukens III
    Title: Authorized Signatory          Title: Authorized Signatory

INVESTCORP INVESTMENT EQUITY         LAPORTE LIMITED
 LIMITED


By: /s/ Sydney J. Coleman            By: /s/
    ------------------------------       --------------------------------
    Name: Sydney J. Coleman              Name: Martonmere Services Ltd.
    Title: The Director Ltd. Director    Title: Director

NOBLE LIMITED                        OUTRIGGER LIMITED



By: /s/ H. Richard Lukens III        By: /s/ H. Richard Lukens III
    ------------------------------       --------------------------------
    Name: H. Richard Lukens III          Name: H. Richard Lukens III
    Title: Authorized Signatory          Title: Authorized Signatory

PLANO LIMITED                        QUILL LIMITED



By:                                  By: /s/ H. Richard Lukens III
    ------------------------------       --------------------------------
    Name: Martonmere Services Ltd.       Name: H. Richard Lukens III
    Title: Director                      Title: Authorized Signatory

RADIAL LIMITED                       SHORELINE LIMITED



By: /s/ H. Richard Lukens III        By: /s/ H. Richard Lukens III
    ------------------------------       ---------------------------------
    Name: H. Richard Lukens III          Name: H. Richard Lukens III
    Title: Authorized Signatory          Title: Authorized Signatory

RENTAL EQUITY LIMITED                PRIME HOLDINGS LIMITED



By: /s/ Ray Iler                     By: /s/ Rory Mohammed
    -----------------------------        -------------------------------
    Name: Ray Iler                       Name: Rory Mohammed
    Title: Director                      Title: Alternate Director

PRIME EQUITY LIMITED                 PE INVESTMENTS LIMITED




By: /s/ Sydney J. Coleman            By: /s/ Christopher J. Bowring
    -----------------------------        -------------------------------
    Name: Sydney J. Coleman              Name: Christopher J. Bowring
    Title: The Director Ltd. Director    Title: Director

PE HOLDING LIMITED                   NEW PRIME INVESTMENTS LIMITED




By: /s/ Michael Pilling              By: /s/ Simon James
    -----------------------------        -------------------------------
    Name: Michael Pilling                Name: Simon James
    Title: Director                      Title: Director

NEW PRIME EQUITY LIMITED             EQUIPMENT INVESTMENTS LIMITED



By: /s/ Jessie Bush                  By: /s/ Dale Babiuk
    -----------------------------        -------------------------------
    Name: Jessie Bush                    Name: Dale Babiuk
    Title: Director                      Title: Director

EQUIPMENT HOLDINGS LIMITED           EQUIPMENT EQUITY LIMITED



By: /s/ Mark Rutkowski               By: /s/ Glen Wigney
    -----------------------------        -------------------------------
    Name: Mark Rutkowski                 Name: Glen Wigney
    Title: Director                      Title: Director

ZINNIA LIMITED                      RENTAL HOLDINGS LIMITED



By: /s/ H. Richard Lukens III       By: /s/ Bruce Stirling
    ---------------------------         --------------------------
    Name: H. Richard Lukens III          Name: Bruce Stirling
    Title: Authorized Signatory          Title: Director

FLEET EQUITY LIMITED                 ATLAS COPCO NORTH AMERICA INC.



By: /s/ Richard E. Douglas          By: /s/ Mark Cohen
    ---------------------------         --------------------------
    Name: Richard E. Douglas             Name: Mark Cohen
    Title: Director                      Title: Exec. V.P.